SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 25, 2002

ADELPHIA COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Main Street—Coudersport, PA	16915-1141
(Address of principal executive offices)	(Zip code)

(814) 274-9830

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure

SEPTEMBER 2002 MONTHLY OPERATING REPORT

On October 25, 2002, the Company and certain other debtor-in-possession subsidiaries of the Company filed their unaudited consolidated Monthly Operating Report for the month of September 2002 (the “Operating Report”) with United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated financial statements and the bankruptcy court reporting schedules of the Operating Report as filed with the Bankruptcy Court. The Operating Report shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth in such filing.

The Company cautions readers not to place undue reliance upon the information contained in the Operating Report, which contains unaudited information, and is in a format, prescribed by the applicable bankruptcy laws. The Operating Report is subject to revision. The Operating Report also contains information for periods, which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Exchange Act, as amended.

MANAGEMENT GUIDANCE FOR 2002

The Company is announcing new guidance for full year 2002 earnings before interest, taxes, depreciation and amortization, excluding non-recurring professional fees and reorganization expenses due to the bankruptcy filing (“EBITDA”) of approximately $1.1 billion. The Company has computed the revised EBITDA guidance by using the year-to-date results through September 30, 2002 as a basis to estimate the EBITDA guidance for 2002. Reference should be made to the accompanying notes to the Company’s Operating Report for a detailed description of the basis used to prepare the unaudited consolidated financial statements from the books and records of the Company, as this financial information forms the basis from which current management projected EBITDA to year-end.

As disclosed in the Current Report on Form 8-K dated June 10, 2002, the Company announced that current management expected EBITDA for the full year 2002 to increase to approximately $1.3 billion, based upon rate increases and increases in the number of households that receive video services from the Company’s cable television systems, exclusive of households that receive only high-speed Internet access, home security or other services (“Subscribers”). The amount was estimated based upon preliminary analysis of potential accounting changes and the application of more conservative accounting policies that the Company intends to follow in the future.

The decrease in EBITDA guidance for 2002 is based principally on declines in Basic Subscriber Customers and EBU at Prevailing Rates and the disruptive effect of the Company’s filing for protection under Chapter 11 of the United States Bankruptcy Code, offset by an increase in Digital Cable Customers and High Speed Internet Access Customers. On June 25, 2002, the Company filed for reorganization under Chapter 11 and suspended substantially all capital projects, which delayed rebuild and upgrade projects and reduced the Company’s ability to continue increasing its penetration of digital cable and high-speed Internet access services to its customers. The bankruptcy filing also had a disruptive impact on the Company’s marketing programs, which negatively impacted customer acquisition and retention and encouraged satellite competitors to increase their marketing targeted at the Company’s customers.

Note that the Operating Report includes only those entities of the Company that filed voluntary petitions to reorganize under Chapter 11 in the Bankruptcy Court. The EBITDA guidance presented herein includes all of the Company’s entities that are consolidated for financial reporting purposes (including those entities that did not file bankruptcy). Neither the Operating Report nor the EBITDA guidance presented herein includes those entities owned and/or controlled by the John J. Rigas family.

The following is a summary of customer information and includes all Subscribers and customers in subsidiaries that are consolidated for financial reporting purposes. The summary does not include any Subscribers and/or customers in the Company’s Brazilian and Venezuelan joint ventures.

	December 31, 2001	March 31, 2002	June 30, 2002	September 30, 2002
Customer Data

Basic Subscriber Customers[1]	5,782,899	5,859,929	5,845,850	5,775,356

EBU at Prevailing Rates[2]	5,397,155	5,454,116	5,451,731	5,377,026
Revenue Generating Units
Basic Subscriber Customers	5,782,899	5,859,929	5,845,850	5,775,356
Additional Services[3]	1,636,600	1,898,673	2,121,201	2,244,351

Total Revenue Generating Units[4]	7,419,499	7,758,602	7,967,051	8,019,707

Customer Relationships
Basic Subscriber Customers				5,775,356
Non-Video Customers[5]				52,428

Total Customer Relationships[6]				5,827,784

Digital Cable
Digital Cable Customers	1,332,517	1,503,608	1,633,230	1,694,003
Additional Digital Converter Boxes[7]	550,385	653,761	710,941	731,567

Total	1,882,904	2,157,369	2,344,171	2,425,570

High Speed Internet Access
High Speed Internet Access Customers	304,083	395,065	487,971	550,348
Additional Cable Modems[8]	2,529	3,717	4,480	5,167

Total	306,612	398,782	492,451	555,515

Bundled Service Customers[9]
Customers subscribing to the Company’s Advantage Package				244,509

[1]
“Basic Subscriber Customers” shall mean both (i) Subscribers who receive cable television directly and (ii) those Subscribers under a bulk billing arrangement, who generally pay discounted rates. For Subscribers under bulk billing arrangements, Adelphia Communications Corporation (the “Company”) does not have a means of directly measuring bulk billing customers, except in the state of Florida, which represents a majority of the Company’s bulk billing revenue. Assuming that bulk billing Subscribers outside of Florida have the same average billing rate as the bulk billing Subscribers in Florida, the total number of bulk billing Subscribers at December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002 would be 662,104, 677,648, 666,995 and 680,199, respectively. Basic Subscriber Customers is a measurement standard used by current management for business operations.

[2]
“EBU at Prevailing Rates” shall mean the number of equivalent billing units (“EBU”) at prevailing rates and the number of Subscribers who receive cable television directly. EBU is calculated by reducing the Basic Subscriber Customers billed under a bulk billing arrangement to the equivalent number of Subscribers who receive cable television at the prevailing rate in each franchise area. The number of EBU is then added to the number of Subscribers who receive cable television directly to arrive at the EBU at Prevailing Rates.

[3]
“Additional Services” shall mean the number of customers having one or more digital converter boxes (“Digital Cable Customers”) and the number of customers that receive the Company’s Power Link high-speed Internet access service having one or more cable modems (the “High Speed Internet Access Customers”).

[4]
“Total Revenue Generating Units” shall mean the sum total of all primary analog video, digital video and high-speed Internet access customers presented in accordance with the National Cable and Telecommunications Association (“NCTA”) reporting standards. Additional outlets are not counted.

[5]
“Non-Video Customers” shall mean the estimated number of customers that receive only the Company’s Power Link high-speed internet access service and do not subscribe to the Company’s video services. The Company’s current system does not allow for the retrieval of Non-Video Customers prior to September 30, 2002. The Company will be providing this information on a prospective basis.

[6]	“Total Customer Relationships” shall mean the number of customers who receive at least one level of service from the Company presented in accordance with the NCTA reporting standards.

[7]
“Additional Digital Converter Boxes” shall mean the number of additional digital converter boxes in households of Digital Cable Customers who have more than one digital converter box. Customers who have more than one digital converter box generally pay a monthly fee of $6.95 per Additional Digital Converter Box.

[8]
“Additional Cable Modems” shall mean the number of additional cable modems in households of High Speed Internet Access Customers who have more than one cable modem. Customers having more than one cable modem generally pay an average monthly fee of $32.45 per Additional Cable Modem.

[9]
“Bundled Service Customers” shall mean those customers who have subscribed to the Company’s Advantage package that includes a combination of basic, digital and high speed Internet access services. The Company’s current system does not allow for the retrieval of Bundled Service Customers prior to September 30, 2002. The Company will be providing this information on a prospective basis.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

As a result of actions taken by the former management of the Company: (a) the Company has not yet completed its financial statements as of or for the year ended December 31, 2001, or received its independent public accountants’ report thereon or filed with the Securities and Exchange Commission (the “Commission”) its Annual Report on Form 10-K for the year ended December 31, 2001, (b) the Company’s former independent public accountants, Deloitte & Touche LLP, suspended their auditing work on the Company’s financial statements as of and for the year ended December 31, 2001 and withdrew their audit report with respect to the year ended December 31, 2000; (c) the Company has not yet completed its financial statements as of and for the three months ended March 31, 2002 or June 30, 2002, or filed with the Commission its Quarterly Report on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and does not expect to file its Quarterly Report on Form 10-Q for the quarter ending September 30, 2002; and (d) the Company expects to restate its financial statements for the years ended December 31, 1999 and 2000, and its interim financial statements for 2001 and possibly other periods. Current management took control in May 2002 and has retained new independent auditors and begun the preparation of new financial statements for the periods in question; as a result of certain actions of prior management that the Company has previously disclosed, the Company is unable to predict at this time when such financial statements will be completed. In addition, current management believes that the public information provided by prior management on other matters of interest to investors, such as the Company’s rebuild percentage (the percentage of the Company’s cable television systems that the Company believes have been upgraded to current standards), was unreliable. As a result, the Company anticipates that it may have to supplement the financial and other information contained in this Form 8-K and that such supplemental information may be material.

Cautionary Statement Regarding Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. All statements regarding Adelphia Communications Corporation and its subsidiaries’ (collectively, the “Company’s”) expected future financial position, results of operations, cash flows, restructuring and financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company’s filings with the Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Annual Report on Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled “Risk Factors” contained therein. Factors that may affect the plans or results of the Company include, without limitation: (a) the Company’s filing of a petition for relief under Chapter 11 of the United States Bankruptcy Code; (b) the results of litigation against the Company including the civil complaint by the Commission and the potential for a criminal indictment of the Company; (c) the lack of substantial cable industry experience among certain members of the Company’s senior management; (d) the effects of government regulations and the actions of local cable franchise authorities; (e) the availability of debtor-in-possession financing and surety bonds to support the Company’s operations; (f) the results of the Company’s internal investigation and the matters described above under “Cautionary Statement Regarding Financial and Operating Data”; (g) actions of the Company’s competitors; (h) the pricing and availability of equipment, materials, inventories and programming; (i) product acceptance and customer spending patterns; (j) the Company’s ability to execute on its business plans, to provide uninterrupted service to its customers and to conduct, expand and upgrades its networks; (k) technological developments; (l) matters relating to or in connection with the recent bankruptcy filing and proceedings of Adelphia Business Solutions, Inc.; (m) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (n) the movement of interest rates and the resulting impact on the Company’s interest obligations with respect to its pre-petition bank debt and Debtor-in-Possession financing; and (o) the delisting of the “Company’s” common stock by Nasdaq. Many of such factors are beyond the control of the Company and its current management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2002	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

/S/ CHRISTOPHER T. DUNSTAN

Christopher T. Dunstan
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Monthly Operating Report for the period ended September 30, 2002, dated October 24, 2002.

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